Exhibit 99.1

PRESS RELEASE

Occidental to Acquire CrownRock, Strengthening its U.S. Onshore Portfolio with Premier Permian Basin Assets

•	Acquisition, valued at approximately $12.0 billion, generates immediate free cash flow accretion

•	CrownRock’s well-positioned assets expand Occidental’s scale in the Midland Basin

•	CrownRock’s development-ready inventory high-grades Occidental’s premier Permian Basin portfolio and increases low-breakeven inventory

•	Expected to add high-margin, lower-decline unconventional production of approximately 170 Mboed in 2024

•	Supports quarterly dividend increase of 22% to $0.22 per share

•	CrownRock’s operating team has a strong track record of running safe, efficient and highly productive assets and adds to Occidental’s capabilities

HOUSTON — December 11, 2023 — Occidental (NYSE: OXY) today announced it entered into a purchase agreement to acquire Midland-based oil and gas producer CrownRock L.P., a joint venture of CrownQuest Operating LLC and Lime Rock Partners, for cash and stock in a transaction valued at approximately $12.0 billion, including the assumption of CrownRock’s debt.

Highlights include:

●	Expected to deliver increased free cash flow on a diluted share basis, including $1 billion in the first year based on $70 per barrel WTI

●	Complements and enhances Occidental’s premier Permian portfolio with the addition of approximately 170 thousand barrels of oil equivalent per day (Mboed) of high-margin, lower-decline unconventional production in 2024, as well as approximately 1,700 undeveloped locations

●	Increases Occidental’s Permian unconventional sub-$40 breakeven inventory by 33%

●	CrownRock’s over 94,000 net acres of premium stacked pay assets and supporting infrastructure are well positioned alongside Occidental’s legacy Midland Basin business

●	Increased cash flow, along with proceeds from a new $4.5-$6.0 billion divestiture program, will enable Occidental to reduce its debt principal by at least $4.5 billion within 12 months and expect to retain its investment grade credit ratings

●	Combined position builds upon Occidental’s subsurface understanding and leading well performance, while providing operational flexibility and upside

Occidental also announced its intention to increase the quarterly common stock dividend per share by $0.04 to $0.22, beginning with the February 2024 declaration, consistent with the company’s shareholder return priorities.

“We believe the acquisition of CrownRock’s assets adds to the strongest and most differentiated portfolio that Occidental has ever had. We found CrownRock to be a strategic fit, giving us the opportunity to build scale in the Midland Basin and positioning us to drive value creation for our shareholders with immediate free cash flow accretion,” said Occidental President and Chief Executive Officer Vicki Hollub. “We are excited about combining CrownRock’s high-performing team into our organization and expect to continue Occidental’s exceptional operational and financial results for years to come.”

“Occidental’s purchase of CrownRock is a multi-win proposition for CrownRock, our employees and customers, and our community,” said CrownQuest Operating Chief Executive Officer Tim Dunn. “We congratulate Occidental and look forward to seeing their historically successful company continue to grow and prosper.”

Transaction Details

The transaction’s total consideration is approximately $12.0 billion. Occidental intends to finance the purchase with the incurrence of $9.1 billion of new debt, the issuance of approximately $1.7 billion of common equity and the assumption of CrownRock’s $1.2 billion of existing debt. The transaction is expected to close in the first quarter of 2024, subject to customary closing conditions and the receipt of regulatory approvals.

Additional Highlights

●	1,700 undeveloped locations, including 1,250 development-ready at sub-$60 WTI breakeven

●	750 locations are sub-$40 WTI breakeven, increasing Occidental’s U.S. Onshore sub-$40 breakeven inventory by 25%

●	Greater basin diversification at top end of portfolio advances corporate returns and optionality

●	Well-understood and rich subsurface is adjacent to some of the most prolific wells in the basin

●	Majority of inventory is located in largely clean and undeveloped sections, providing ample opportunity for Occidental customization and upside

●	Substantive surface acreage of nearly 10,000 acres, along with hundreds of miles of gathering and water infrastructure, provides material operational efficiency

●	Acquisition expected to advance Occidental’s water recycling capability with assets that include four recycling plants

●	Nearly 100% operated position with high average working interest of 93% amplifies Occidental’s capabilities

●	Added position enables Occidental to build upon its deep horizon Barnett well performance leadership, in which new well production was 34% better than basin average

Conference Call / Webcast

Occidental will hold a conference call to discuss the acquisition at 11 a.m. Eastern/10 a.m. Central on December 11, 2023. The conference call may be accessed by calling 1-866-871-6512 (international callers dial 1-412-317-5417) or via webcast at oxy.com/investors. Participants can register for the conference call at https://dpregister.com/sreg/10184704/fb22d65000.

Additional details are available in a presentation on the investor section on www.oxy.com.

Advisors

Occidental’s financial advisor is BofA Securities and an affiliate thereof is providing committed financing. Occidental’s legal advisor is Latham & Watkins LLP.

CrownRock’s joint-lead financial advisors are Goldman Sachs & Co. LLC and TPH&Co, the energy business of Perella Weinberg Partners. CrownRock’s legal advisor is Vinson & Elkins LLP.

About Occidental

Occidental is an international energy company with assets primarily in the United States, the Middle East and North Africa. We are one of the largest oil and gas producers in the U.S., including a leading producer in the Permian and DJ basins, and offshore Gulf of Mexico. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. Our Oxy Low Carbon Ventures subsidiary is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. We are committed to using our global leadership in carbon management to advance a lower-carbon world. Visit oxy.com for more information.

About CrownQuest Operating

CrownQuest Operating is a privately owned company based in Midland, TX. It has managed the CrownRock LP partnership since its inception in 2007. CrownQuest and its predecessors have operated in the Permian Basin since their founding in 1996. The company continues its other business interests, primarily in land and minerals management. Visit crownquest.com for more information.

About Lime Rock Partners

Since its inception in 1998, Lime Rock Management has raised over $10.0 billion in private equity funds and affiliated co-investment vehicles for investment in the energy industry through three strategies: Lime Rock Partners, investors of growth capital in E&P and oilfield service companies; Lime Rock Resources, acquirers and operators of oil and gas properties in the United States; and Lime Rock New Energy, investors of growth capital in new energy companies in North America. With over 100 portfolio company investments made over the last 25 years, Lime Rock Partners is a creative investment partner in building differentiated oil and gas businesses, side by side, with entrepreneurs every day. Visit lrpartners.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about Occidental’s expectations, beliefs, plans or forecasts. Future declarations of quarterly dividends and the establishment of future record and payment dates are at the discretion of Occidental’s Board of Directors and will be based on a number of factors, including Occidental’s future financial performance and other investment priorities. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of revenue or other financial items or future financial position or sources of financing; any statements of the plans, strategies and objectives of management for future operations or business strategy; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Words such as “estimate,” “project,” “will,” “should,” “could,” “may,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “target,” “commit,” “advance,” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release unless an earlier date is specified. Unless legally required, Occidental does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause actual results to differ include, but are not limited to: the ultimate outcome of the acquisition of CrownRock by Occidental; Occidental’s ability to consummate the proposed transaction with CrownRock; the conditions to the completion of the proposed transaction; that the regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule or at all; Occidental’s ability to finance the proposed transaction with CrownRock; Occidental’s indebtedness, including the indebtedness Occidental expects to incur and/or assume in connection with the proposed transaction with CrownRock and the need to generate sufficient cash flows to service and repay such debt; Occidental’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions contemplated by the definitive agreement with CrownRock; the possibility that Occidental may be unable to achieve expected free cash flow accretion and other anticipated benefits within the expected time-frames or at all and to successfully integrate CrownRock’s operations with those of Occidental; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees of CrownRock; potential litigation relating to the potential transaction that could be instituted against Occidental or its directors; rating agency actions and Occidental’s ability to access short- and long-term debt markets on a timely and affordable basis; Occidental’s ability to complete the contemplated divestiture program within the expected time-frames or at all; and general economic conditions that are less favorable than expected.

Additional information concerning these and other factors that may cause Occidental’s results of operations and financial position to differ from expectations can be found in Occidental’s filings with the SEC, including Occidental’s 2022 Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contacts

Media	Investors
Eric Moses	Neil Backhouse
713-497-2017	713-366-5604
eric_moses@oxy.com	neil_backhouse@oxy.com